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                                                                   Exhibit 10.19



                           TRADEMARK LICENSE AGREEMENT

         This TRADEMARK LICENSE AGREEMENT (this "Agreement"), is entered into as of January 10, 2005 (the "Effective Date") by and between Web Service Company, Inc., a California Corporation ("Licensor") and Mac-Gray Services, Inc., a Delaware corporation ("Licensee").

         WHEREAS, pursuant to that certain Asset Purchase Agreement dated as of the date hereof (the "Purchase Agreement") by and between Licensor and Licensee, Licensee has acquired from Licensor substantially all of the property, assets and business comprising the laundry route business of Licensor in the states of Alabama, Arkansas, Arizona (except for the counties of Mojave and Yuma, Arizona), Colorado, Louisiana, Mississippi, Oregon, New Mexico, Oklahoma, Texas, Utah (except for the counties of Iron and Washington, Utah), Washington, and Wyoming, and only in the counties of Modoc and Siskiyou, California and the county of Elko, Nevada;

         WHEREAS, in connection with the transactions contemplated in the Purchase Agreement to be executed concurrently with the execution of this Agreement, Licensor has agreed to grant Licensee (a) a license to use the tradename "Web" and the trademark "WEB" which is the subject of U.S. Trademark Registration No. 1645075 (collectively, the "Tradenames" and each a "Tradename"), and (b) a limited license to use the trademarks and service marks set forth on the attached Exhibit A (collectively, the "Trademarks" and each a "Trademark") in the states of Alaska, Arizona (other than the counties of Mojave and Yuma, Arizona), Arkansas, Colorado, Idaho, Iowa, Kansas, Louisiana, Minnesota, Missouri, Montana, Nebraska, New Mexico, North Dakota, Oklahoma, Oregon, South Dakota, Texas, Utah (other than the counties of Iron and Washington, Utah), Washington and Wyoming, and only in the counties of Modoc and Siskiyou, California and the county of Elko Nevada (collectively, the "Territory") , subject to the restrictions, terms and conditions herein; and

         WHEREAS, the execution and delivery of this Agreement is a condition precedent to the consummation of the transactions contemplated by the Purchase Agreement.

         NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

         1. GRANT OF LICENSE.

            1.1 LICENSE. Licensor hereby grants to Licensee:


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                a. an exclusive (to the extent set forth in Section 1.2 below), perpetual (except as provided in Section 2 below), irrevocable (except as provided in Section 2 below), fully paid-up, royalty-free right and license (the "Tradename License") to display and use the Tradenames in the Territory in connection with the Subject Assets (as defined in the Purchase Agreement), the laundry route business acquired by Licensee from Licensor and Licensor's subsidiary pursuant to the Purchase Agreement, as Licensee may conduct such business, and/or Licensee's business relating to the sale of commercial laundry equipment in the Territory (collectively, the "Licensed Services"), provided that the Tradename License shall not include, and Licensee shall not use, the tagline "multifamily laundry system", or the same typefont, design, or style used by Licensor, including but not limited to those which are the subject of U.S. Registration Nos. 2605945 (tornado design only), 2605944 (WEB stylized), and 1645076 (WEB stylized). The parties agree that the Tradename License includes, without limitation and subject to the requirements of Section 3 below, the right to use and display the Tradenames in accordance with this Section 1.1(a): (i) at trade shows within and outside the Territory, (ii) on world wide web sites and (iii) in trade journals and similar publications distributed within and outside of the Territory.

                b. an exclusive (to the extent set forth in Section 1.2 below), irrevocable (except as provided in Section 2 below), fully paid-up, royalty-free right and license (the "Trademark License") to display and use the Trademarks, provided that the Trademark License shall only apply to (i) Printed Materials (as defined below), (ii) Vehicles (as defined in the Purchase Agreement) and Machines (as defined in the Purchase Agreement) (the foregoing Printed Materials, Vehicles, and Machines shall be collectively referred to as the "Licensed Goods"). Printed Materials means only those signs and pre-printed brochures, stationary, business cards and business forms as are in existence on the Closing Date and located at the Licensor branch office locations that are to be occupied by Licensee under the Occupancy Agreement (as defined in the Purchase Agreement). On and after the one year anniversary date of this Agreement, Licensee shall destroy all remaining Printed Materials and shall not use the Trademarks on any other Printed Materials after that date. Also on and after the one year anniversary date of this Agreement, Licensee shall remove the Trademarks from all Vehicles, but Licensee shall thereafter have the right to use the Tradenames on the Vehicles in accordance with the Tradename License requirements provided in Section 1.1(a). The Trademark License with respect to the Machines shall apply only to any existing identification marks appearing on Machines acquired by Licensee as of the Closing Date, and only for so long as such Machines remain in service; provided that the Trademark License shall terminate with respect to any remaining Machines in service on the 10th anniversary date of this Agreement. The parties agree that the Trademark License does not include any right to use the Trademarks: (i) in any general advertising in any media whatsoever, (ii) at any trade shows within or outside the Territory, (iii) on any world wide web sites, or (iv) in any trade journals or similar publications in any location, whether within or outside of the Territory.


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            1.2 EXCLUSIVITY. Licensor shall not use or display or grant licenses or rights to or otherwise permit third parties to use or display the Tradenames or the Trademarks in the Territory, except that (i) Licensor may continue to permit Azuma Leasing CT, L.P. ("Azuma"), to refer to itself as the successor to Licensor for the domestic rental business, as provided for in Section 14.3 of the Amended and Restated Asset Purchase Agreement, dated as of July 31, 2003, by and between Licensor and Azuma and (ii) Licensor may continue to permit Web Internet, LLC to continue to use the name "Web" in connection with its internet hosting business conducted throughout the world.

         2. TERM AND TERMINATION.

            2.1 The Tradename License and the Trademark License shall become effective on the Effective Date and shall continue for the applicable periods respectively provided in Section 1.1(a) and (b); however, Sections 2.5, 2.6, 3.5, 4.3, 6, and 7 shall survive termination of either or both of the Tradename License and the Trademark License.

            2.2 Licensee may terminate the Tradename License or the Trademark License at any time upon written notice to Licensor.

            2.3 Licensor shall have the right to seek and obtain an order against Licensee for specific performance with respect to any unlawful or unauthorized use of the Tradenames or the Trademarks or to enjoin any continuing breach of this Agreement by Licensee of Sections 1, 3.1, 3.2, 3.3 and/or 3.5.

            2.4 Licensor may terminate the Tradename License and/or the Trademark License only upon a material breach by Licensee of any of the following Sections of this Agreement, which breach is not cured by Licensee within forty-five (45) days after receiving written notice from Licensor:
Section 1, 3.1, 3.3, 6 or 7.8. Licensor shall have no right to terminate the Tradename License or the Trademark License as a result of any other breach of this Agreement by Licensee, but, subject to Section 7.4 below, Licensee shall have any and all other rights available to it under this Agreement or under applicable law with respect to any other breach of this Agreement by Licensee.

            2.5 The exercise of Licensor's rights pursuant to Sections 2.3 and/or 2.4 hereof shall be in addition to and shall not prejudice any other rights or claims that Licensor may have against Licensee; provided that in no event shall such other rights or claims modify Licensor's remedies Set forth in Sections 2.3 and 2.4 with respect to seeking specific performance and the right to terminate, as applicable.

            2.6 Upon termination of this Agreement for any reason whatsoever:

                a. The Tradename License and the Trademark License granted herein, if not expired, shall immediately terminate; and


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                b. Licensee shall immediately cease all use of the Tradenames and the Trademarks in connection with the Licensed Services and the Licensed Goods.

         3. RESTRICTIONS ON USE.

            3.1 NO REGISTRATION OF SIMILAR TRADEMARKS BY LICENSEE. Licensee agrees that it shall not register in the Territory any mark which is the same or substantially similar to the Tradenames or the Trademarks. Notwithstanding the foregoing, the parties agree that Licensee shall have the right to register to conduct business anywhere in the Territory under fictitious business name(s) which include "Web" in accordance with the applicable laws of any state or local municipality in the Territory and register the Internet domain name WWW.WEB-ILS.COM, and such other Internet domain names as shall be approved in writing by Licensor prior to registration by Licensee, provided that Licensee is otherwise in compliance with the terms of the Tradename License.

            3.2 QUALITY CONTROL AND COOPERATION.

                a. Licensor shall have the right to monitor the use of the Tradenames and the Trademarks by Licensee for the purpose of protecting and maintaining the standards of quality established by Licensor. If Licensor at any time finds that Licensee's use of the Tradenames or the Trademarks is not consistent with Licensor's reasonable standards of quality, Licensor may notify Licensee in writing of such deficiencies, and if Licensee fails to correct such deficiencies within forty-five (45) days after receipt of such notice, Licensor may, at its election, pursue its remedies under Sections 2.3 and 2.5 of this Agreement.

                b. Licensor and Licensee shall cooperate in good faith to minimize any consumer confusion between Licensor and Licensee and their respective geographic territories among consumers and the trade.

            3.3 RESERVATION OF RIGHTS. Nothing in this Agreement shall give Licensee any right, title, or interest in the Tradenames or the Trademarks other than the right to use the Tradenames and the Trademarks pursuant to the terms of this Agreement. Licensee agrees that it shall not use the Tradenames or the Trademarks outside of the Territory, except as provided in Section 1.1(a) of this Agreement with respect to the Tradenames. Licensor reserves all rights to the Tradenames and the Trademarks except as expressly granted herein to Licensee.

            3.4 LICENSEE'S USE OF TAGLINES. Licensor and Licensee acknowledge that Licensee may use taglines developed by Licensee in association with the Tradenames, including, without limitation, Licensee's taglines "Intelligent Laundry" and "Intelligent Laundry Systems." Licensor expressly acknowledges that Licensee's use of any tagline developed by Licensee in association with the Tradenames hereunder inures to the sole benefit of Licensee and shall not


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confer on Licensor any proprietary rights in or to any such tagline, which shall at all times remain with Licensee.

            3.5 LICENSEE'S ACKNOWLEDGMENTS. Licensee expressly acknowledges that its use of the Tradenames and the Trademarks pursuant to the Tradename License and the Trademark License inures to the benefit of Licensor and shall not confer on Licensee any proprietary rights to the Tradenames or the Trademarks, which shall at all times remain with Licensor. Licensee acknowledges and agrees that, subject to the rights and licenses granted in this Agreement, the Tradenames and the Trademarks, and any variations of any of the foregoing which prominently include "WEB" which may be adopted by Licensor (collectively, "Licensor's Marks") are and shall remain the sole and exclusive property of Licensor. Licensee's right to use the Tradenames and the Trademarks arises only pursuant to this Agreement. Licensee shall not at any time, either during the term of the Tradename License or the Trademark License or thereafter (a) challenge Licensor's right, title or interest in Licensor's Marks, (b) challenge the validity of the Tradename License or the Trademark License, or (c) challenge the validity, enforceability, or scope of Licensor's Marks, or any applications or registrations thereof owned by Licensor, or (c) claim any right, title or interest in and to Licensor's Marks adverse to Licensor.

         4. PROTECTION AND DEFENSE OF TRADENAMES AND TRADEMARKS.

            4.1 RIGHT OF LICENSOR TO BRING ACTION. Licensee and Licensor shall each promptly notify the other party in writing if and when such party knows of any actual, threatened or suspected infringement or dilution of the Tradenames or any Trademark. Licensor has the right, but not the obligation, to take any action with respect to any actual, threatened or suspected infringement, misappropriation or dilution of the Tradenames or any Trademark as Licensor deems advisable to protect and/or enforce such Tradename or Trademark. Licensee, at Licensor's expense, shall reasonably cooperate with Licensor in all respects in such action. In no event shall Licensor be required to take any action if Licensor deems it inadvisable to so do.

            4.2 RIGHT OF LICENSEE TO BRING ACTION. Notwithstanding any of the foregoing, if Licensor does not file any such action above to restrain or pursue remedies based on any actual, threatened or suspected infringement or dilution of any Tradename or any Trademark within forty-five (45) days after the receipt of a written request to do so from Licensee, then the Licensee, at the Licensee's expense and discretion, shall have the right, but not the obligation, to take such action to restrain or pursue remedies based on any infringement, threatened infringement or suspected infringement of any Tradename or any Trademark, provided that Licensee's rights with respect to the Tradenames pursuant to this Section 4.2 shall only arise during the term of the Tradename License, and that Licensee's rights with respect to the Trademarks pursuant to this Section 4.2 shall arise only during the term of the Trademark License. Licensee shall provide written notice to Licensor within five (5) business days of the commencement of any such action, and shall, upon Licensor's request provide Licensor with


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copies of all correspondence and court documents in connection with such action.
Licensor, at Licensee's expense, shall reasonably cooperate with the Licensee in all respects in such action. Licensor, at its option and expense, may actively participate as a party in such action. Licensee shall have the sole and exclusive right to control prosecution of such action, and the right to settle and compromise such action or dispute; provided that Licensee will obtain Licensor's prior written consent before settling any such action in a manner that affects Licensor's rights in any such Trademark, such consent not to be unreasonably withheld or delayed. In the event any monetary recovery in connection with such action or settlement is obtained, such recovery shall be applied in the following priority: first, to reimburse the Licensee for its total expenses incurred in connection with such action; second, to reimburse Licensor for any and all of its expenses incurred in connection with such action; and third, the balance, if any, to Licensee.

            4.3 DEFENSE OF LITIGATION. Licensor hereby agrees to indemnify, defend and hold Licensee harmless from and against any loss, liability, damage, cost or expense (including reasonable attorney fees) resulting from any third party claim of infringement or dilution arising out of or related to the use of the Tradenames or the Trademarks by Licensee in the Territory in a manner authorized by this Agreement, provided that the claim is filed within one (1) year of the date of this Agreement. Licensee shall provide Licensor prompt notice of any such claim.

         5. MAINTENANCE OF TRADEMARKS AND TRADENAMES.

            5.1 TRADEMARKS. During the term of the Trademark License, Licensor will take all necessary or desirable steps that are consistent with reputable industry practice to prosecute and/or maintain each Trademark application or registration identified in Exhibit A hereto, including, without limitation, making timely payment of all applicable registration and maintenance fees. If during the term of the Trademark License Licensor fails to so properly prosecute and/or maintain any of the Trademark applications or registrations identified in Exhibit A hereto in a timely manner following written notice to Licensor at least forty-five (45) days' opportunity to cure, Licensee shall have the right, at Licensee's own expense, during the term of the Trademark License to take all acts as necessary to prosecute and/or maintain the validity and enforceability of any Trademark application or registration identified in Exhibit A hereto, and Licensor hereby irrevocably designates and appoints each officer of the Licensee as its agent and attorney-in-fact to execute any papers on Licensor's behalf, and to take any and all actions as the Licensee may deem necessary or desirable in order to so prosecute and/or maintain the validity and enforceability of any such Trademark application or registration.

            5.2 During the term of the Tradename License, Licensor will take all necessary or desirable steps that are consistent with reputable industry practice to prosecute and/or maintain the Tradename which is the subject of U.S. Trademark Registration No. 1645075, including, without limitation, making timely payment of all applicable registration and maintenance fees. If during the term of the Tradename License Licensor fails to so properly prosecute and/or maintain such Tradename in a timely manner following written notice to


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Licensor at least forty-five (45) days' opportunity to cure, Licensee shall have the right, at Licensee's own expense, during the term of the Tradename License to take all acts as necessary to prosecute and/or maintain the validity and enforceability of such Tradename, and Licensor hereby irrevocably designates and appoints each officer of the Licensee as its agent and attorney-in-fact to execute any papers on Licensor's behalf, and to take any and all actions as the Licensee may deem necessary or desirable in order to so prosecute and/or maintain the validity and enforceability of such Tradename.

         6. INDEMNITY BY LICENSEE. Except as otherwise set forth in this Agreement, Licensor shall have no liability or responsibility for Licensee's use of the Tradenames or the Trademarks. Except for matters which are the subject of Licensor's indemnification obligations under Section 4.3 above, Licensee shall indemnify, defend and hold harmless Licensor and its officers, directors, employees, shareholders, affiliates, parent and subsidiary companies, customers, vendors, partners, representatives and agents from and against any and all claims, demands, lawsuits, actions, proceedings, liabilities, losses, damages, fees, costs and expenses (including without limitation attorneys' fees and costs of investigation and experts) arising out of, resulting from or relating to (a) any claims of third parties against the Licensor or the foregoing individuals and/or entities involving the Licensed Services and/or the Licensed Goods in the Territory, or the promotion, marketing, advertising or other use of the Tradenames or Trademarks by Licensee in connection therewith; (b) any claims of third parties against the Licensor or the foregoing individuals and/or entities arising from Licensee's use of any and all marks, letters, words, symbols, characters, designs, and the like in connection with the Licensed Services and/or the Licensed Goods, irrespective of Licensor's approval thereof, or (c) Licensee's filings with any trademark office pursuant to Section 5 of this Agreement.

         7. MISCELLANEOUS.

            7.1 SEVERABILITY. In the event that any provision of this Agreement is found to be unenforceable, such provision will be reformed only to the extent necessary to make it enforceable, and the remainder will continue in effect, to the extent consistent with the intent of the parties as of the Effective Date.

            7.2 RELATIONSHIP OF THE PARTIES. Nothing in this Agreement shall be construed to place the parties hereto in an agency, employment, franchise, joint venture, or partnership relationship. Neither party will have the authority to obligate or bind the other in any manner, and nothing herein contained shall give rise or is intended to give rise to any rights of any kind to any third parties. Neither party will represent to the contrary, either expressly, implicitly or otherwise.

            7.3 GOVERNING LAW. This Agreement shall be construed under and governed by the internal laws of the State of Delaware without regard to its conflict of laws provisions.


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            7.4 ARBITRATION. Except with respect to injunctive relief, which may be sought in a court of competent jurisdiction, as more specifically set forth below, all disputes, claims, or controversies arising out of or relating to this Agreement or any other agreement executed and delivered pursuant to this Agreement or the negotiation, validity or performance hereof and thereof or the transactions contemplated hereby and thereby that are not resolved by mutual agreement shall be resolved solely and exclusively by binding arbitration to be conducted before J.A.M.S./Endispute, Inc. or its successor. The arbitration shall be held in Miami, Florida before a single arbitrator and shall be conducted in accordance with the rules and regulations promulgated by J.A.M.S./Endispute, Inc. unless specifically modified herein.

         The parties covenant and agree that the arbitration shall commence within ninety (90) days of the date on which any party files a written demand for arbitration hereto. In connection with the arbitration proceeding, the arbitrator shall have the power to order the production of documents by each party and any third-party witnesses. In addition, each party may take up to three depositions as of right, and the arbitrator may in his or her discretion allow additional depositions upon good cause shown by the moving party. However, the arbitrator shall not have the power to order the answering of interrogatories or the response to requests for admission. In connection with any arbitration, each party shall provide to the other, no later than seven (7) business days before the date of the arbitration, the identity of all persons that may testify at the arbitration and a copy of all documents that may be introduced at the arbitration or considered or used by a party's witness or expert. The arbitrator's decision and award shall be made and delivered within six (6) months of the selection of the arbitrator. The arbitrator's decision shall set forth a reasoned basis for any award of damages or finding of liability. The arbitrator shall not have the power to award damages in excess of actual compensatory damages and shall not multiply actual damages or award punitive damages or any other damages that are specifically excluded under this Agreement, and each party hereby irrevocably waives any claim to such damages.

         The parties covenant and agree that they will participate in the arbitration in good faith, that they will share equally the fees and expenses of J.A.M.S./Endispute, Inc. and that they will each bear their own attorneys' fees and expenses, except as otherwise provided herein. The arbitrator may in his or her discretion assess costs and expenses (including the reasonable attorneys' and experts' fees and expenses of the prevailing party) against any party to a proceeding. Any party unsuccessfully refusing to comply with an order of the arbitrators shall be liable for costs and expenses, including attorneys' fees, incurred by the other party in enforcing the award. This Section applies equally to requests for temporary, preliminary or permanent injunctive relief, except that in the case of temporary or preliminary injunctive relief any party may proceed in court without prior arbitration for the limited purpose of avoiding immediate and irreparable harm. The provisions of this Section shall be enforceable in any court of competent jurisdiction. The prevailing party in any action for injunctive relief will be entitled to payment of reasonable attorneys' fees and expenses. Each of the parties hereto irrevocably and unconditionally consents to the exclusive jurisdiction of J.A.M.S./Endispute, Inc. to resolve all


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disputes, claims or controversies arising out of or relating to this Agreement or any other agreement executed and delivered pursuant to this Agreement or the negotiation, validity or performance hereof and thereof or the transactions contemplated hereby and thereby and further consents to the jurisdiction of the courts of Florida for the purposes of enforcing the arbitration provisions of this Section. Each party further irrevocably waives any objection to proceeding before J.A.M.S./Endispute, Inc. based upon lack of personal jurisdiction or to the laying of the venue and further irrevocably and unconditionally waives and agrees not to make a claim in any court that arbitration before J.A.M.S./Endispute, Inc. has been brought in an inconvenient forum. Each of the parties hereto hereby consents to service of process by registered mail return receipt requested at the address to which notices are to be given. Each of the parties hereto agrees that its or his submission to jurisdiction and its or his consent to service of process by mail are made for the express benefit of the other parties hereto.

            7.5 NOTICES. All notices or other communications required or permitted to be given by either party to the other party hereunder shall be given in the manner and to the addresses specified in Section 10.2 of the Purchase Agreement.

            7.6 CONSTRUCTION. This Agreement has been negotiated by each of the parties hereto and each of their respective counsel. This Agreement will be fairly interpreted in accordance with its terms and without any strict construction in favor of or against either party.

            7.7 COMPLETE AGREEMENT; NO WAIVER. This Agreement, together with the Purchase Agreement, constitutes the entire agreement between the parties with respect to the subject matter of this Agreement. It supersedes and replaces all prior or contemporaneous understandings or agreements, written or oral, regarding such subject matter, and prevails over any conflicting terms or conditions contained on printed forms submitted with purchase orders, sales acknowledgments or quotations. This Agreement may not be modified or waived, in whole or part, except in writing and signed by an officer or duly authorized representative of each party. Failure by either party to enforce any provision of this Agreement will not be deemed a waiver of future enforcement of that or any other provision.

            7.8 ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns. Licensee may not assign or sublicense any of its rights hereunder without the prior written consent of Licensor.

            7.9 NO THIRD PARTY RIGHTS. This Agreement is not for the benefit of any third party and shall not be considered to grant any right or remedy to any third party whether or not referred to in this Agreement.

            7.10 SECTION HEADINGS. The section headings used herein are for the convenience of the parties only, are not substantive and shall not be used to interpret or construe any of the provisions contained herein.


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.


LICENSOR:                                   LICENSEE:
--------                                    --------

Web Service Company, Inc.                   Mac-Gray Services, Inc.

By ________________________                 By __________________________

Name: _____________________                 Name: _______________________

Title: ______________________               Title: ________________________



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                                    EXHIBIT A


                                   TRADEMARKS

Design Only (Tornado) (Registration No. 2605945), registered 08/06/2002



[GRAPHIC OF A TORNADO SYMBOL]



WEB (Stylized) (Registration No. 2605944), registered 08/06/2002



[GRAPHIC OF THE WORD "WEB"]



WEB (Stylized) (Registration No. 1645076), registered 05/21/1991



[ANOTHER GRAPHIC OF THE WORD "WEB"]




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